EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Pride Petroleum Services, Inc. on Form S-3 (File No. 333-21385) and on Forms S-8 (File Nos. 33-26854, 33-44823 and 333-06825) of our report dated March 30,
1997 on our audits of the consolidated financial statements and financial statement schedule of Pride Petroleum Services, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.

                                                 COOPERS & LYBRAND L.L.P.

Houston, Texas
March 30, 1997